UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 20, 2007
LANDSTAR SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	021238 (Commission File Number)	06-1313069 (I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida (Address of principal executive offices)	32224 (Zip Code)
(904) 398-9400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2007, Landstar System, Inc. (the “Company”) announced the appointment of James B. Gattoni as Vice President and Chief Financial Officer of the Company, effective April 23, 2007. Mr. Gattoni has served as the Company’s co-Chief Financial Officer since January 2, 2007. In addition, on April 20, 2007, the Company announced that pursuant to a previously disclosed and filed letter agreement, dated January 2, 2007, between the Company and Robert C. LaRose, Mr. LaRose has stepped down from his position as Executive Vice President and co-Chief Financial Officer to become Special Advisor to the President and Chief Executive Officer of the Company.
On April 20, 2007, the Company also announced that Ronald G. Stanley, Vice President and Chief Operating Officer of the Company, will move from his current position to become Vice President — Corporate Business Development, effective April 23, 2007. In his new position, Mr. Stanley will primarily concentrate on leading the Company’s plans for international business growth and development.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.
Date: April 20, 2007	By:	/s/ James B. Gattoni
		Name:	James B. Gattoni
		Title:	Vice President and Co-Chief Financial Officer

HHG/kv

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